Exhibit 99.1

Civista Bancshares, Inc. Announces Second Quarter Earnings Release Date

Sandusky, Ohio, July 9, 2018 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced today that it will issue its second quarter 2018 financial results prior to market open on Friday, July 27, 2018.

Civista Bancshares, Inc. will also host a conference call and webcast at 1:00 p.m. Eastern Time on Friday, July 27, 2018 to discuss its financial results. Analysts may participate in the question-and-answer session.

Conference Call, Replay and Webcast Information:

Date: Friday, July 27, 2018

Time: 1:00 p.m. Eastern Time

Telephone Access: (855) 238-2712; ask to be joined into the Civista Bancshares, Inc. Second Quarter 2018 Earnings call.

Webcast Access: A live webcast will be available on the Webcasts and Presentations page in the Company’s website. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Civista Bancshares, Inc.:

Civista Bancshares, Inc. is a $1.6 billion financial holding company headquartered in Sandusky, Ohio. Civista’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Central and Southwestern Ohio. Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Civista’s depository shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”. This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission.

CONTACTS: Richard J. Dutton SVP, Operations, at rjdutton@civb.com or (419) 626-7351.

Source: Civista Bancshares, Inc.